UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

IMCLONE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-19612 (Commission File Number)	04-2834797 (IRS Employer Identification No.)

180 Varick Street

New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

ImClone Systems Incorporated (the “Company”) announced today that Joseph L. Fischer, age 55, a member of the Company’s Board of Directors since 2003 as well as a member of its Audit and Compensation Committees, has been named Interim Chief Executive Officer, replacing Philip Frost, M.D., Ph.D.  Mr. Fischer brings over 20 years of global managerial and operational experience to the Company.  As a result of being named Interim Chief Executive Officer, Mr. Fischer will no longer serve on the Audit and Compensation Committees of the Board of Directors.  Dr. Frost will remain as Executive Vice President and Chief Scientific Officer of the Company, a position he has held since March 1, 2005.

Mr. Fischer will receive $40,000 per month in base salary while he serves as Interim Chief Executive Officer, which amount shall be pro-rated to reflect service commencing on January 24, 2006.  While he serves as Interim Chief Executive Officer, Mr. Fischer will no longer be entitled to receive the annual $40,000 fee payable to non-employee directors of the Company, although Mr. Fischer will be entitled to receive a pro-rated portion of such fee reflecting service as a director through January 23, 2006. In addition, during such time Mr. Fischer will no longer receive fees for attending meetings of the Board of Directors or its committees.  With respect to 2006 service on the Board of Directors, Mr. Fischer was granted 20,000 options to purchase shares of Company common stock on January 18, 2006.  Compensation guidelines for Company directors are set forth in greater detail in the Company’s 2005 proxy statement filed with the SEC on April 22, 2005, as supplemented by the Company’s Current Report on Form 8-K dated September 16, 2005.

The text of the related press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

Item 8.01 Other Events

The Company also announced today that the Board of Directors has engaged Lazard to conduct, in conjunction with management, a full review of the Company’s strategic alternatives to maximize shareholder value. These alternatives could include a merger, sale or strategic alliance.  The Company is proceeding in consultation with its existing partners as the process moves forward.  There can be no assurances, however, that any particular strategic alternative will be pursued or that any transaction will occur, or on what terms.  The Company does not plan to release additional information about the status of the review of alternatives until a definitive agreement is entered into or the process is otherwise completed.  The text of the related press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

In addition, the Company announced preliminary fourth quarter and full year 2005 financial results today.  The text of the related press release, which is attached as Exhibit 99.2, is incorporated by reference herein in its entirety.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of ImClone Systems Incorporated dated January 24, 2006.
99.2	Press Release of ImClone Systems Incorporated dated January 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED (Registrant)

Dated: January 24, 2006	By:	/s/ Erik D. Ramanathan
Erik D. Ramanathan
Vice President, General Counsel